Exhibit 4.2

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT, dated as of                               , 2006 (this “Agreement”), is entered into by and between COWEN GROUP, INC., a Delaware corporation (the “Company”), and SG AMERICAS SECURITIES HOLDINGS, INC., a Delaware corporation (“SGASH”).

RECITALS

WHEREAS, the Company, SGASH, Société Générale, SG Americas, Inc. and Cowen and Company, LLC are parties to that certain Separation Agreement, dated as of                               , 2006 (the “Separation Agreement”), pursuant to which, among other things, the Company will issue to SGASH shares of the Company’s common stock, par value $0.01 per share (“Common Stock”);

WHEREAS, the Company has filed a registration statement on Form S-1 (File No. 333-132602) (the “IPO Registration Statement”) with the Securities and Exchange Commission in connection with the initial public offering (the “IPO”) of shares of its Common Stock; and

WHEREAS, the Company and SGASH desire to enter into this Agreement to clarify their relationship following the IPO with respect to any shares of Common Stock held by SGASH or any other Holder, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

SECTION 1.1  Definitions. Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Separation Agreement. The following terms shall have the meanings set forth in this Section 1.1:

“Adverse Effect” has the meaning given to such term in Section 4.1.5.

“Advice” has the meaning given to such term in Section 4.6.

“Advised Offering Share Amount” has the meaning given to such term in Section 4.1.5.

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by or is under common control with such specified Person.

“Agreement” has the meaning given to such term in the preamble of this Agreement.

“Award” means individually or collectively, a grant under the Cowen Employee Ownership Plan of options, stock appreciation rights, restricted stock, restricted stock units or other Stock-Based Awards or Cash-Based Awards.

“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

“Board of Directors” has the meaning given to such term in Section 2.1(a).

“Cash-Based Award” means an Award granted under the Cowen Employee Ownership Plan that is denominated or payable in cash, including cash awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the Cowen Employee Ownership Plan.

“Common Stock” has the meaning given to such term in the recitals of this Agreement.

“Company” has the meaning given to such term in the preamble of this Agreement.

“Cowen Employee Ownership Plan” has the meaning given to such term in Section 2.4(b)(i).

“Demand Registration” has the meaning given to such term in Section 4.1.1(a).

“Demanding Stockholders” has the meaning given to such term in Section 4.1.1(a).

“Demand Request” has the meaning given to such term in Section 4.1.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

“Fair Market Value” means the average of the high and low sales price of shares of the Common Stock reported on the Nasdaq National Market or such other national securities exchange or over-the-counter market on which such shares are principally traded, for the last date immediately preceding the date of the Demand Request on which there was a sale of such shares on such exchange.

“Holder” means (i) SGASH and (ii) any direct or indirect transferee of SGASH who shall become a party to this Agreement in accordance with Section 6.6.

“Holder Lock-Up Period” has the meaning given to such term in Section 3.2.

“Initial Awards” means the Restricted Stock and Options granted concurrently with the IPO under the 2006 Equity and Incentive Plan to then-existing employees.

“Inspectors” has the meaning given to such term in Section 4.5(xii).

“IPO” has the meaning given to such term in the recitals of this Agreement.

“IPO Registration Statement” has the meaning given to such term in the recitals of this Agreement.

“IPO Underwriting Agreement” means the underwriting agreement to be entered into by and among SGASH, the Company and the managing underwriters for the IPO in connection with the IPO.

“Losses” has the meaning given to such term in Section 4.8.1.

“NASD” has the meaning given to such term in Section 4.7.1.

“Permitted Transfers” has the meaning given to such term in Section 3.4.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Proposed Offering Share Amount” means the aggregate number of Registrable Shares and/or shares of Common Stock proposed to be sold pursuant to a registration, including any Demand Registrations and Piggyback Registrations.

“Piggyback Registration” has the meaning given to such term in Section 4.2.1.

“Records” has the meaning given to such term in Section 4.5(xii).

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Shares” means the Common Stock owned by the Holders, whether owned on the date hereof or acquired hereafter; provided, however, that shares of Common Stock that, pursuant to Section 5.1, no longer have registration rights hereunder shall not be considered Registrable Shares.

“Requesting Holders” shall mean any Holder(s) requesting to have its (their) Registrable Shares included in any Demand Registration or Shelf Registration.

“Required Filing Date” has the meaning given to such term in Section 4.1.1(b).

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

“Seller Affiliates” has the meaning given to such term in Section 4.8.1.

“Separation Agreement” has the meaning given to such term in the recitals of this Agreement.

“SGASH” has the meaning given to such term in the preamble of this Agreement.

“Shelf Registration” has the meaning given to such term in Section 4.1.2.

“Stock-Based Award” means an Award granted under the Cowen Employee Ownership Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock including but not limited to performance units, stock appreciation rights (payable in shares), restricted stock units or dividend equivalents, each of which may be subject to the attainment of performance goals or a period of continued employment or other terms and conditions as permitted under the Plan

“Suspension Notice” has the meaning given to such term in Section 4.6.

“Transfer” has the meaning given to such term in Section 3.1.

ARTICLE 2
BOARD OF DIRECTORS; CLEAR MARKET; VOTING RIGHTS

SECTION 2.1  Board of Directors.

(a)           For so long as SGASH holds shares of Common Stock representing at least forty percent (40%) of all Common Stock outstanding, the Company’s board of directors (the “Board of Directors”) shall be comprised of not more than eight directors, two of whom shall be designated by SGASH.

(b)           For so long as SGASH holds shares of Common Stock representing at least ten percent (10%) (but less than forty percent (40%)) of all Common Stock outstanding, the Board of Directors shall be comprised of not more than seven directors, one of whom shall be designated by SGASH.

(c)           SGASH agrees that, so long as it has a right to designate directors under this Section 2.1, it will not engage in any actions (including proxy solicitations) for the purpose of increasing the number of its designated directors on the Board of Directors in excess of the limits set forth in Sections 2.1(a) and (b).

(d)           SGASH’s right to designate directors under this Section 2.1 shall cease as of the date that its holdings of shares of Common Stock represent less than ten percent (10%) of all Common Stock outstanding. SGASH promptly shall cause one of its designated directors to resign following the date that its holdings of shares of Common Stock represent less than forty percent (40%) of all Common Stock outstanding and its remaining designated director to resign following the date that its holdings of shares of Common Stock represent less than ten percent (10%) of all Common Stock outstanding.

(e)           The Company shall take all actions necessary to nominate (or cause its nominating committee to nominate), or to cause the Board of Directors to approve and appoint, the designees described above to be members of the Board of Directors in accordance with the Company’s nominating committee policies and procedures applicable to all nominees of the Board of Directors, promptly after their designation by SGASH; provided that such designee is reasonably acceptable to the Board of Directors and its nominating committee in the exercise of its fiduciary duties. The Company will deliver to each director designated by SGASH copies of all papers that may be distributed from time to time to the other directors of the Company at such time as such papers are so distributed to them.

(f)            In the event that a vacancy is created on the Board of Directors at any time by the death, disability, retirement, resignation or removal of any member of the Board of Directors who was designated by SGASH pursuant to this Section 2.1 and, at such time, SGASH still has the right to designate such director, the Company agrees to promptly take such actions as will result in the nomination or appointment as a director of an individual designated by SGASH to fill such vacancy and serve as a director.

(g)           In the event that the percentage of Cowen Inc.’s outstanding Common Stock owned by SGASH is reduced as described in Section 2.4(a)(iv) of this Agreement, the ownership thresholds applicable in this Section 2.1 shall be calculated without giving effect to the issuance of Common Stock of Cowen Inc. that caused such reduction.

SECTION 2.2  Director Indemnification. So long as any director designated by SGASH serves on the Board of Directors and for at least six (6) years thereafter, the Company agrees to:

(a)           provide, in the certificate of incorporation and by-laws of the Company, for the indemnification and exculpation and reimbursement of expenses of directors and officers to the fullest extent permitted by the General Corporation Law of Delaware; and

(b)           to the extent available on commercially reasonable terms, purchase and maintain directors’ and officers’ insurance reasonably satisfactory in all respects to SGASH to provide coverage to any member of the Board of Directors who was designated by SGASH pursuant to Section 2.1. Such directors’ and officers’ insurance shall be deemed reasonably satisfactory in all respects to SGASH if it provides the same coverage to each member of the Board of Directors and is satisfactory to a majority of the members of the Board of Directors other than those designated by SGASH.

(c)           The right to indemnification, exculpation and reimbursement and the insurance coverage set forth in Sections 2.2(a) and (b) shall be the same for all of the Company’s directors, including directors designated by SGASH.

SECTION 2.3  Company Lock-Up Period; Clear Market. For a period beginning on the date of the final prospectus for the IPO and ending on the date which is 180 days following the IPO (or such earlier date as may be specified in the IPO Underwriting Agreement or otherwise agreed to with lead or managing underwriters in the IPO), the Company will not, to the extent so required, effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities; provided, however, that unless otherwise agreed by the Company in the applicable underwriting agreement, such restriction shall not apply to registrations on Form S-4 or Form S-8 or any successor form or any other registrations to effect the acquisition of, or combination with, another Person or related to any employee benefits plan or program. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.

SECTION 2.4  Other SGASH Voting Rights.

(a)           Until the earlier of (x) the date that is eighteen (18) months following the date of the final prospectus for the IPO and (y) the date as of which SGASH ceases to hold shares of Common Stock representing at least ten percent (10%) of all Common Stock outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, take any of the following actions without the prior written consent of SGASH:

(i)            adopt any plan or agreement for the dissolution or liquidation of the Company or any of its Subsidiaries;

(ii)           adopt any stockholder rights plan or “poison pill” that contains a “flip-in” trigger below the lower of (i) fifteen percent (15%) and (ii) such percentage equal to the sum of SGASH’s then current percentage ownership of the outstanding voting securities of the Company plus three percent (3%);

(iii)          adopt any trading policies or restrictions that would reasonably be expected to limit or impede SGASH’s ability to Transfer Common Stock other than as set forth in the Company’s trading policy in existence at the Separation Date (or any subsequent or additional trading policy that is not more restrictive on SGASH’s ability to Transfer Common Stock than such trading policy);

(iv)          issue any shares of capital stock or options to purchase capital stock if such issuance would result in a reduction of the percentage of Cowen Inc.’s outstanding Common Stock owned by SGASH, or adopt any plan or agreement that would have the effect of reducing SGASH’s ownership percentage, except in connection with the issuance of shares of capital stock or options to purchase capital stock in connection with (a) Cowen Inc.’s acquisition of, or combination with, another Person that is not an Affiliate of Cowen Inc. or (b) an equity benefit plan or program for the benefit of employees, consultants, officers or directors of Cowen Inc. or the Cowen Subsidiaries approved by the Board of Directors of Cowen Inc.; and

(v)           amend, restate or modify the certificate of incorporation, by-laws, limited liability company operating agreement, limited partnership agreement or equivalent organizational documents of Cowen Inc. or any Cowen Subsidiary in a manner that disproportionately adversely affects the voting or other rights of SGASH and/or the economic value of the share of Common Stock held by SGASH when compared to other stockholders of the Company.

(b)           The Company shall not, and shall not permit any of its Subsidiaries to, take any of the following actions without the prior written consent of SGASH:

(i)            agree to any across the board modification, amendment or waiver of the Initial Awards granted as part of the 2006 Equity and Incentive Plan adopted by the Company as of the date of the IPO, the form of which is attached to the Separation

Agreement as Exhibit C thereto (the “Cowen Employee Ownership Plan”), other than a modification, amendment or waiver that is made by the Company, with the approval of the Board of Directors (or the Compensation Committee thereof), due to a change in applicable law that would, in the absence of such modification, amendment or waiver, have a material adverse impact on the Company or the Plan Participants who hold Initial Awards;

(ii)           consistently or repetitively fail to enforce the provisions of the Cowen Employee Ownership Plan or any Award Agreements applicable to Initial Awards; and

(iii)          agree to any modification, amendment or waiver, on a case-by-case basis, of the Cowen Employee Ownership Plan or any Award Agreements applicable to Initial Awards, other than a modification, amendment or waiver that each member of the Board of Directors has been notified of in writing, either before or following such modification, amendment or waiver.

SECTION 2.5  Board Approval of Modifications. Until the earlier of (x) the date that is eighteen (18) months following the date of the final prospectus for the IPO and (y) the date as of which SGASH ceases to hold shares of Common Stock representing at least ten percent (10%) of all Common Stock outstanding, the prior consent or approval of the Board of Directors (or the Compensation Committee thereof) shall be required for any modification, amendment or waiver of an Award made to or an Award Agreement with any Person who (i) is an executive officer of the Company or a member of the Company’s Office of the Chief Executive or (ii) in the aggregate, has received Awards under the Cowen Employee Ownership Plan that, if valued as of the time of such modification, amendment or waiver, would have a fair market value of at least $300,000. The “fair market value” of any Stock-Based Awards for purposes of this paragraph shall be determined pursuant to the Black-Scholes option pricing model, using the applicable assumptions used in calculating values of stock options in the Company’s then current annual meeting proxy statement and/or annual report. The “fair market value” of any Cash-Based Award for purposes of this paragraph shall be equal to the maximum cash value payable in respect of such Cash-Based Awards, assuming all performance goals, continued employment requirements and other conditions applicable to such Cash-Based Awards are satisfied.

SECTION 2.6  Enforcement of Employee Arrangements. Cowen Inc. shall and shall cause its Subsidiaries to, upon receipt of any reasonable request from SG or any SG Subsidiaries, perform (including not agreeing to any modification, amendment or waiver) and take all actions as may be reasonably necessary to prevent the violation or breach by any Person of (i) the Cowen Employee Ownership Plan and any Award Agreement applicable to the Initial Awards, and (ii) any written non-competition, non-solicitation, non-disparagement, confidentiality or similar protective covenants running in favor of SG or any SG Subsidiaries and applicable to Cowen Inc., or any officers or employees of Cowen Inc., or any former officers or employees whose employment was primarily associated with Cowen LLC or any of its Subsidiaries.

ARTICLE 3
RESTRICTIONS ON TRANSFER

SECTION 3.1  Restrictions on Transfer. Each Holder agrees that such Holder will not, directly or indirectly, offer, sell, transfer, assign or otherwise dispose of (or make any exchange, gift, assignment or pledge of) (collectively, for purposes of Article 3 and Section 2.4(a)(iii) only, a “Transfer”) any Common Stock except as permitted by this Article 3 or the other provisions of this Agreement. In addition to the other restrictions noted in this Article 3, each Holder agrees that it will not, directly or indirectly, Transfer any Common Stock except as permitted under the Securities Act and other applicable securities laws.

SECTION 3.2  SGASH Lock-Up Period. To the extent prohibited by the IPO Underwriting Agreement and the underwriters, a Holder may not offer, sell, contract to sell or grant any option to purchase or otherwise dispose of its Common Stock to a proposed Holder other than the Company for a period of 180 days immediately following the effective date of the IPO (or such earlier date as may be specified in the IPO Underwriting Agreement or otherwise agreed to with lead or managing underwriters in the IPO) (the “Holder Lock-Up Period”).

SECTION 3.3. Private Sale Restrictions. Each Holder agrees that it will not, in a single private sale transaction or series of related private sale transactions, (a) Transfer Common Stock representing more than five percent (5%) of all Common Stock then outstanding to a single purchaser or group of Affiliated purchasers or (b) Transfer Common Stock to any single purchaser or group of Affiliated purchasers where, following such Transfer, such purchaser or group of Affiliated purchasers would, to the knowledge of such Holder after due inquiry, beneficially own eight percent (8%) or more of all Common Stock then outstanding.

SECTION 3.4  Exceptions to Restrictions. The provisions of Article 3 shall not apply to any of the following Transfers (collectively, “Permitted Transfers”):

(a)           a Transfer pursuant to a Holder’s exercise of its registration rights after the Holder Lock-Up Period and pursuant to this Agreement;

(b)           a Transfer to the underwriters of the IPO pursuant to the IPO Underwriting Agreement;

(c)           a Transfer from any Holder to any of its Affiliates; provided, however, that any such Affiliate shall execute a counterpart of and become a party to this Agreement and shall agree in writing in form and substance reasonably satisfactory to the Company to be bound by the terms of this Agreement as a Holder, and, provided, further, that no Transfer to an Affiliate shall be deemed a Permitted Transfer hereunder if the primary purpose of such Transfer is to avoid the restrictions set forth in this Article 3;

(d)           a Transfer pursuant to an underwritten public offering of any shares of the Company’s capital stock or any instrument convertible into shares of the Company’s capital stock or an open market sale in accordance with Rule 144 under the Securities Act, in each case after the Holder Lock-Up Period; and

(e)           subject to the restrictions set forth in Section 3.3, a Transfer pursuant to a private sale transaction after the date that is ninety (90) days after the IPO; provided, however, that (i) each transferee in such private sale transaction shall execute a lock-up agreement that provides for the restrictions set forth in this Article 3, (ii) the Holder has not already effected fifteen (15)

such private sale transactions and (iii) to the best knowledge of the Holder, each transferee in such private sale transaction (A) is a qualified institutional buyer as defined in Rule 144A of the Securities Act and (B) agrees not to sell such shares prior to the expiration of the Holder Lock-Up Period.

ARTICLE 4
REGISTRATION RIGHTS

SECTION 4.1  Demand Registration.

SECTION 4.1.1  Request for Registration. (a)  Commencing on the date that is 180 days after the effective date of the IPO Registration Statement (or such earlier date as may be specified in the IPO Underwriting Agreement or otherwise agreed to with lead or managing underwriters in the IPO), and subject to the termination provisions of Section 5.1 and the terms and conditions set forth in this Article 4, any Holder or Holders of Registrable Shares shall have the right to require the Company to file a registration statement on Form S-1 or S-3 or any similar or successor to such forms under the Securities Act, which the Company is then eligible to file, for a public offering of all or part of its or their Registrable Shares (a “Demand Registration”), by delivering to the Company written notice stating that such right is being exercised, naming, if applicable, the Holders whose Registrable Shares are to be included in such registration (collectively, the “Demanding Stockholders”), specifying the number of each such Demanding Stockholder’s Registrable Shares to be included in such registration and, subject to Section 4.1.3 hereof, describing the intended method of distribution thereof (a “Demand Request”). In any such Demand Registration, the Demanding Stockholders agree to (or shall instruct the managing underwriter to) seek a broad distribution of all shares offered in such offering. The IPO Registration Statement shall not constitute a Demand Registration for any purpose under this Agreement.

(b)           Each Demand Request shall specify the aggregate number of Registrable Shares proposed to be sold. Subject to Section 4.1.4, the Company shall use its reasonable best efforts to file the registration statement in respect of a Demand Registration as soon as practicable and, in any event, within forty-five (45) days after receiving a Demand Request (the “Required Filing Date”) and shall use commercially reasonable efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing; provided, however, that:

(i)            the Company shall not be obligated to effect a Demand Registration pursuant to Section 4.1.1(a) (A) within one hundred eighty (180) days after the effective date of the IPO Registration Statement (or such earlier date as of which Section 2.3 no longer applies to the Company), or (B) within ninety (90) days after the effective date of a previous Demand Registration, other than the Shelf Registration pursuant to this Article 2;

(ii)           the Company shall not be obligated to effect a Demand Registration pursuant to Section 4.1.1(a) unless the Demand Request is for a number of Registrable Shares that represents, in the aggregate, a Fair Market Value of at least (A) ten percent (10%) of the Fair Market Value of all shares of Common Stock then outstanding or (B) $20 million; and

(iii)          the Company shall not be obligated to effect pursuant to Section 4.1.1(a) (A) more than two Demand Registrations during the first twelve (12) months following the date hereof or (B) more than three Demand Registrations during any 12-month period thereafter.

SECTION 4.1.2  Shelf Registration. With respect to any one (and only one) Demand Request after the date that the Company is eligible to file a registration statement on Form S-3 or any similar successor form, the Requesting Holders may request the Company to effect such Demand Registration of the Common Stock under a shelf registration statement for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any successor rule) (the “Shelf Registration”). Upon receiving any such request, the Company shall effect the Shelf Registration in the manner or manners designated by such Requesting Holders (including, without limitation, one or more underwritten offerings) and in accordance with Section 4.5. Notwithstanding anything to the contrary in this Agreement, each underwritten sale pursuant to the Shelf Registration shall be deemed to be a separate Demand Registration under this Agreement and shall be subject to the limitations set forth in this Section 4.1.

SECTION 4.1.3  Selection of Underwriters; Deliveries by Holders. At the request of a majority of the Requesting Holders, the offering of Registrable Shares pursuant to a Demand Registration shall be in the form of a “firm commitment” underwritten offering. The Company shall select the investment banking firm or firms to manage the underwritten offering, provided that such selection shall be subject to the consent of the Holders of a majority of the Registrable Shares to be registered in the Demand Registration, which consent shall not be unreasonably withheld or delayed. No Holder may participate in any registration pursuant to Section 4.1.1 unless such Holder (x) agrees to sell such Holder’s Registrable Shares on the basis provided in any underwriting arrangements described above and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that:

(a)           no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Holder’s ownership of his or its Registrable Shares to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Holder’s power and authority to effect such transfer and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; and

(b)           the obligation of any such Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Holders selling Registrable Shares, and the liability of each such Holder will be in proportion and limited to the net proceeds received by such Holder from the sale of his or its Registrable Shares.

SECTION 4.1.4  Rights of Nonrequesting Holders. Upon receipt of any Demand Request, the Company shall promptly (but in any event within ten (10) days) give written notice of such proposed Demand Registration to all other Holders, who shall have the right, exercisable by written notice to the Company within twenty (20) days of their receipt of the Company’s notice, to elect to include in such Demand Registration such portion of their Registrable Shares as they may request. All Holders requesting to have their Registrable Shares included in a Demand Registration in accordance with the preceding sentence shall be deemed to be “Requesting Holders” for purposes of this Section 4.1.

SECTION 4.1.5  Priority on Demand Registrations. If the managing underwriter or underwriters shall advise the Requesting Holders that the Proposed Offering Share Amount in respect of such Demand Registration is sufficiently large to adversely affect the price, timing or distribution of the offering or otherwise adversely affect its success (an “Adverse Effect”), the Registrable Shares and shares of Common Stock to be included in such Demand Registration shall equal the number of shares that can be sold in such offering without an Adverse Effect, as advised by the managing underwriter or underwriters (the “Advised Offering Share Amount”). Any securities to be included in a Demand Registration shall be allocated on the following basis:

(a)           in respect of the first registration (including any Demand Registrations and Piggyback Registrations) following termination of the Holder Lock-Up Period, the Registrable Shares of the Holders shall have priority over the securities of any other Persons (including the Company) up to the Proposed Offering Share Amount; further, in the event that the managing underwriter or underwriters provide an Advised Offering Share Amount, such amount shall first include the Registrable Shares the Holders elect to include in such registration and then, subject to the Advised Offering Share Amount, include any other securities requested to be included in such registration, including securities to be sold for the account of the Company;

(b)           in respect of the next registration (including any Demand Registrations and Piggyback Registrations) immediately following the registration in clause (a) above and in which the Company has elected to include securities to be sold for its own account, the shares of Common Stock of the Company shall have priority over the securities of any other Persons (including the Holders) up to the Proposed Offering Share Amount; further, in the event that the managing underwriter or underwriters provide an Advised Offering Share Amount, such amount shall first include the shares of Common Stock the Company elects to include in such registration and then, subject to the Advised Offering Share Amount, include any other securities requested to be included in such registration, including Registrable Shares to be sold for the account of the Holders; and

(c)           except as otherwise set forth in this Agreement, in respect of all registrations (including any Demand Registrations and Piggyback Registrations) other than the registrations described in clauses (a) and (b) above, Registrable Shares of the Holders, on the one hand, and the securities to be sold for the account of the Company, on the other hand, shall, in the event that the Holders and the Company have elected to include their Registrable Shares or shares of Common Stock in such registration in accordance with this Agreement, have equal priority over the securities of any other Person and each comprise fifty percent (50%) (or such other percentage as mutually agreed by the Holders and the Company) of the Proposed Offering Share Amount and, if applicable, the Advised Offering Share Amount; further, in respect of the priority between Registrable Shares of the Holders, on the one hand, and the securities to be sold for the account of the Company, on the other hand, each shall comprise fifty percent (50%) of the aggregate shares of Common Stock sold pursuant to such registration, unless otherwise agreed to in writing by each of the Holders and the Company.

SECTION 4.1.6  Deferral of Filing. (a)  If the Board of Directors or a committee of the Board of Directors determines in good faith that in order to avoid premature disclosure of a matter the Company has determined would not be in the best interest of the Company to be disclosed at such time, the Company may defer any filing (but not the preparation) or effectiveness of a registration statement required by Section 4.1 or require Holders to refrain from selling any Registrable Shares pursuant to an effective registration statement; provided, however, that, except as set forth in Section 4.1.6(c) below:  (i) the Company may not defer the filing or effectiveness of any registration statement required by Section 4.1 or require Holders to refrain from selling Registrable Shares pursuant to an effective registration statement more than two (2) times in any twelve (12) month period; and (ii) the period of time that the Company may defer any such filing or effectiveness or require Holders to refrain from selling Registrable Shares pursuant to an effective registration statement of a registration statement shall not exceed seventy-five (75) consecutive days in any single instance. Notwithstanding the foregoing, if a “roadshow” in connection with an offering has commenced, the period of time that the Company may defer any filing or effectiveness of a registration statement or require Holders to refrain from selling Registrable Shares pursuant to an effective registration statement with respect to such offering shall not exceed fifty (50) days in any single instance.

(b)          A deferral of the filing or effectiveness of any registration statement or requirement that Holders to refrain from selling Registrable Shares pursuant to an effective registration statement pursuant to this Section 4.1.6 shall be lifted, and the requested registration statement shall be filed forthwith, if the Board of Directors or a committee of the Board of Directors determines such deferral no longer is necessary, which the Company agrees that the Board of Directors (or applicable committee) will consider promptly as and when appropriate under the circumstances.

(c)           Without limiting the provisions of this Section 4.1.6, the Company may defer the filing or effectiveness of any registration statement, including a registration statement required by Section 4.1, during any period in which trading by senior executives of the Company is prohibited under the Company’s trading policy. For the avoidance of doubt, any deferral pursuant to this Section 4.1.6(c) shall not be included in the determination of the period of time that the Company may defer any filing or effectiveness or require Holders to refrain from selling Registrable Shares pursuant to an effective registration statement of a registration statement.

(d)          In order to defer (or extend the deferral of) the filing or effectiveness or require Holders to refrain from selling Registrable Shares pursuant to an effective registration statement of a registration statement pursuant to this Section 4.1.6, the Company shall promptly (but in any event within ten (10) days), upon determining to seek such deferral (or extension), deliver to each Requesting Holder or Holder selling any Registrable Shares pursuant to an effective registration statement a certificate signed by an executive officer of the Company stating that the Company is deferring such filing or effectiveness or require Holders to refrain from selling Registrable Shares pursuant to an effective registration statement pursuant to this Section 4.1.6. Within twenty (20) days after receiving such certificate, the holders of a majority of the Registrable Shares held by the Requesting Holders and for which registration was previously requested may withdraw such Demand Request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement.

SECTION 4.2  Piggyback Rights.

SECTION 4.2.1  Right to Piggyback. Each time the Company proposes to register any of its equity securities under the Securities Act (excluding (i) securities registered on Forms S-4 or S-8 or any similar successor forms and (ii) securities registered to effect the acquisition of, or combination with, another Person or related to any employee benefits plan or program), whether for the account of the Company or the account of any securityholder of the Company, (a “Piggyback Registration”), the Company shall give prompt written notice (which notice in no event shall be given fewer than thirty (30) days prior to the anticipated filing date of the Company’s registration statement) to each Holder of Registrable Shares. Such notice shall offer each such Holder the opportunity to include any or all of its Registrable Shares in such registration statement, subject to the limitations contained in Section 4.2.2 hereof. Each Holder who desires to have its Registrable Shares included in such registration statement shall notify the Company in writing (which notice shall specify the number of shares the Holder desires to have included in the registration statement) within twenty (20) days after receiving the notice from the Company. Any Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Shares in any registration statement pursuant to this Section 4.2.1 by giving written notice to the Company of such withdrawal. Subject to Section 4.2.2, the Company shall include all such Registrable Shares so requested to be included in such registration statement and shall have the right to include any securities the Company proposes to sell therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered.

SECTION 4.2.2  Priority on Piggyback Registrations.

(a)           If a Piggyback Registration is an underwritten offering and was initiated by the Company or any Holder, any securities to be included in such Piggyback Registration shall be allocated on the following basis:

(i)            in respect of the first registration (including any Demand Registrations and Piggyback Registrations) following termination of the Holder Lock-Up Period, the Registrable Shares of the Holders shall have priority over the securities of any other Persons (including the Company) up to the Proposed Offering Share Amount; further, in the event that the managing underwriter or underwriters provide an Advised Offering Share Amount, such amount shall first include the Registrable Shares the Holders elect to include in such registration and then, subject to the Advised Offering Share Amount, include any other securities requested to be included in such registration, including securities to be sold for the account of the Company;

(ii)           in respect of the next registration (including any Demand Registrations and Piggyback Registrations) immediately following the registration in clause (i) above and in which the Company has elected to include securities to be sold for its own account, the shares of Common Stock of the Company shall have priority over the securities of any other Persons (including the Holders) up to the Proposed Offering Share Amount; further, in the event that the managing underwriter or underwriters provide an Advised Offering Share Amount, such amount shall first include the shares of Common Stock the Company elects to include in such registration and then, subject to the Advised Offering Share Amount, include any other securities requested to be included in such registration, including Registrable Shares to be sold for the account of the Holders; and

(iii)          except as otherwise set forth in this Agreement, in respect of all registrations (including any Demand Registrations and Piggyback Registrations) other than the registrations described in clauses (i) and (ii) above, Registrable Shares of the Holders, on the one hand, and securities to be sold for the account of the Company, on the other hand, shall, in the event that the Holders and the Company have elected to include their Registrable Shares or shares of Common Stock in such registration in accordance with this Agreement, have equal priority over the securities of any other Person and each comprise fifty percent (50%) of the Proposed Offering Share Amount and, if applicable, the Advised Offering Share Amount; further, in respect of the priority between Registrable Shares of the Holders, on the one hand, and the securities to be sold for the account of the Company, on the other hand, each shall comprise fifty percent (50%) of the aggregate shares of Common Stock sold pursuant to such registration, unless otherwise agreed to in writing by each of the Holders and the Company.

(b)           No Holder may participate in any registration statement in respect of a Piggyback Registration hereunder unless such Holder (x) agrees to sell such Holder’s Registrable Shares on the basis provided in any underwriting arrangements approved by the Company and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents, each in customary form, reasonably required under the terms of such underwriting arrangements; provided, however, that:

(i)            no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (A) such Holder’s ownership of his or its Registrable Shares to be sold or transferred free and clear of all liens, claims, and encumbrances, (B) such Holder’s power and authority to effect such transfer and (C) such matters pertaining to compliance with securities laws as may be reasonably requested (it being understood that, in a Piggyback Registration, if the lead or managing underwriters in any such registration require any of the provisions identified in clauses (A) through (C) above and any such Holder is unwilling to agree to such provisions, the Company shall be obligated to cooperate with such Holder and use its reasonable best efforts to negotiate in good faith with the lead or managing underwriters to reach a compromise in respect of such requirement but shall not be obligated to continue with the registration of such Holder’s shares if it fails to reach a compromise with the lead or managing underwriters and may continue the registration of any other shares proposed to be included in such registration (including any shares proposed to be sold by the Company)); and

(ii)           the obligation of any such Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Holders selling Registrable Shares, and the liability of each such Holder will be in proportion and limited to the net proceeds received by such Holder from the sale of his or its Registrable Shares pursuant to such registration.

SECTION 4.2.3  Selection of Underwriters. If any Piggyback Registration is an underwritten offering and any of the investment banking firms selected to manage the offering was not one of the managers of the IPO, any such investment banking firm shall not administer such offering if the Holders of a majority of the Registrable Shares included in such Piggyback Registration are SGASH or Affiliates thereof and such Holders reasonably object thereto.

SECTION 4.3  SEC Form S-3. The Company shall use its commercially reasonable efforts to cause Demand Registrations to be registered on Form S-3 (or any successor form) once the Company becomes eligible to use Form S-3, and if the Company is not then eligible under the Securities Act to use Form S-3, Demand Registrations shall be registered on the form for which the Company then qualifies. The Company shall use its commercially reasonable efforts to become eligible to use Form S-3 and, after becoming eligible to use Form S-3, shall use its commercially reasonable efforts to remain so eligible.

SECTION 4.4  Holdback Agreements. (a)  The Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the ten (10) days prior to and during the ninety (90)-day period (or such lesser period as the lead or managing underwriters may require) beginning on the effective date of any registration statement in connection with a Demand Registration (other than the Shelf Registration) or a Piggyback Registration, except as part of such underwritten offering or pursuant to registrations on Form S-4 or Form S-8 or any successor form or any other registrations to effect the acquisition of, or combination with, another Person or related to any employee benefits plan or program or unless the Holders of a majority of the Registrable Shares included in such registration statement otherwise agree.

(b)           Each Holder agrees, in the event of an underwritten offering by the Company (whether for the account of the Company or otherwise), not to offer, sell, contract to sell or otherwise dispose of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, including any sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten offering), during the ten (10) days prior to, and during the ninety (90)-day period (or such lesser period as the lead or managing underwriters may require) beginning on, the effective date of the registration statement for such underwritten offering (or, in the case of an offering pursuant to an effective shelf registration statement pursuant to Rule 415, the pricing date for such underwritten offering).

SECTION 4.5  Registration Procedures. Whenever any Holder has requested that any Registrable Shares be registered pursuant to this Agreement, the Company will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof as promptly as is practicable, and pursuant thereto the Company will as expeditiously as practicable:

(i)            prepare and file with the SEC, pursuant to Section 4.1.1(b) with respect to any Demand Registration, a registration statement on any appropriate form under the Securities Act with respect to such Registrable Shares and use its commercially reasonable efforts to cause such registration statement to become effective, provided that as far in advance as the Company deems practicable before filing such registration statement or any amendment thereto, the Company will furnish to the selling Holders copies of reasonably complete drafts of all such documents prepared to be filed (including exhibits), and any such Holder shall have the opportunity to object to any information relating to such Holder contained therein and the Company will make corrections reasonably requested by such Holder that are reasonably acceptable to the Company with respect to such information prior to filing any such registration statement or amendment;

(ii)           except in the case of the Shelf Registration, prepare and file with the SEC such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of one hundred eighty (180) days (or such lesser period, if any, ending on the date the date on which all the Registrable Shares subject thereto have been sold in the manner set forth and as contemplated in such registration statement) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iii)          in the case of the Shelf Registration, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares subject thereto for a period ending on the earlier of (x) 24 months after the effective date of such registration statement and (y) the date on which all the Registrable Shares subject thereto have been sold in the manner set forth and as contemplated in such registration statement; provided, however, that notwithstanding the foregoing, the Company may terminate the Shelf Registration at any time after 120 days from the date that the number of Registrable Shares in the Shelf Registration cease to have a market value of at least $10 million, based on the average of the last reported trading prices of the Company’s Common Stock on the Nasdaq National Market (or other securities exchange or over-the-counter market on which the Company’s Common Stock is then traded) over the ten (10) trading days prior to the applicable date of determination; and, provided, further, that the Demanding Stockholders shall notify the Company in writing at least ten (10) days prior to any sale pursuant to such Shelf Registration;

(iv)          if requested by the managing underwriter or any seller promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any seller reasonably requests to be included therein, including, without limitation, with respect to the Registrable Shares being sold by such seller, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(v)           furnish to each seller of Registrable Shares and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller or the sale of such securities by such underwriters (it being understood that, subject to Section 4.6 and the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each seller and the underwriters in connection with the offering and sale of the Registrable Shares covered by the registration statement of which such prospectus, amendment or supplement is a part);

(vi)          use its commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the managing underwriter reasonably requests (or, in the event the registration statement does not relate to an underwritten offering, as the holders of a majority of such Registrable Shares may reasonably request); use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller to consummate the disposition of the Registrable Shares owned by such seller in such jurisdictions;

(vii)         promptly notify (either orally or in writing) each seller and each underwriter and (if requested by any such Person) confirm such notice in writing (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or “blue sky” laws or the initiation of any proceedings for that purpose, and (C) of the happening of any event which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(viii)        permit any selling Holder, which in such Holder’s sole and exclusive judgment, might reasonably be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, relating to such selling Holder and which in the reasonable judgment of such Holder and its counsel should be included;

(ix)           make reasonably available members of management of the Company, as reasonably requested by the Holders of a majority of the Registrable Shares included in such registration, for assistance in the selling effort relating to the Registrable Shares covered by such registration, including, but not limited to, the participation of members of the Company’s management in road show presentations; provided, however, that no member of the Company’s management shall be required to so assist or participate to the extent that such assistance or participate materially interferes with such member’s exercise of his or her duties and day-to-day obligations as an officer or employee of the Company;

(x)            otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, including the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and make generally available to the Company’s securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act as soon as practicable covering at least a twelve (12) month period after the effective date of a registration statement, which earnings statement shall cover at least a twelve (12) month period, and which requirement will be deemed to be satisfied if the Company complies with Rule 158 under the Securities Act;

(xi)           cooperate with the sellers and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(xii)          promptly make available for inspection by any seller, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such seller or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (xii) if the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information; and provided further, however, that each Holder of Registrable Shares agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the

Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential and, in connection therewith, each such Holder of Registrable Shares agrees to cooperate with the Company and accede to the Company’s reasonable requests;

(xiii)         cause the Registrable Shares included in any registration statement to be (A) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, or (B) quoted on the National Association of Securities Dealers, Inc. Automated Quotation System or the Nasdaq National Market if similar securities issued by the Company are quoted thereon;

(xiv)        provide a transfer agent and registrar for all Registrable Securities registered hereunder;

(xv)         cooperate with each seller and each underwriter participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;

(xvi)        during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

(xvii)       notify each seller of Registrable Shares promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

(xviii)      enter into such agreements (including underwriting agreements in the managing underwriter’s customary form) as are customary in connection with an underwritten registration; and

(xix)         advise each seller of such Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

SECTION 4.6  Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Shares that, upon receipt of any notice (a “Suspension Notice”) from the Company of the happening of any event of the kind described in Section 4.5(vii)(C) such Holder will forthwith discontinue disposition of Registrable Shares until such Holder’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the “Advice”) by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus. In the event the Company shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Sections 4.5(ii) and 4.5(iii) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Company shall use its commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

SECTION 4.7  Registration Expenses.

SECTION 4.7.1  Demand Registrations. All reasonable, out-of-pocket fees and expenses incident to any Demand Registration including, without limitation, the Company’s performance of or compliance with this Article 4, all registration and filing fees, all fees and expenses associated with filings required to be made with the National Association of Securities Dealers, Inc. (“NASD”) (including, if applicable, the reasonable fees and expenses of any “qualified independent underwriter” as such term is defined in Schedule E of the By-Laws of the NASD, and of its counsel), as may be required by the rules and regulations of the NASD, fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Shares), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a Holder of Registrable Shares), messenger and delivery expenses, the fees and expenses incurred in connection with any listing or quotation of the Registrable Shares, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance), the fees and expenses of any special experts retained by the Company in connection with such registration, and any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Shares, will be borne by the Holders pro rata on the basis of the number of shares so registered whether or not any registration statement becomes effective, and the fees and expenses of any counsel, accountants, or other persons retained or employed by any Holder will be borne by such Holder.

SECTION 4.7.2  Piggyback Registrations. All fees and expenses incident to any Piggyback Registration including, without limitation, the Company’s performance of or compliance with this Article 4, all registration and filing fees, all fees and expenses associated with filings required to be made with the NASD (including, if applicable, the reasonable fees and expenses of any “qualified independent underwriter” as such term is defined in Schedule E of the By-Laws of the NASD, and of its counsel), as may be required by the rules and regulations of the NASD, fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Shares), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with Depository Trust Company and of printing prospectuses), messenger and delivery expenses, the fees and expenses incurred in connection with any listing or quotation of the Registrable Shares, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance), the fees and expenses of any special experts retained by the Company in connection with such registration, and the fees and expenses of other persons retained by the Company will be borne by the Company (unless paid by a security holder that is not a Holder for whose account the registration is being effected), whether or not any registration statement becomes effective; provided, however, that any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Shares will be borne by the Holders pro rata on the basis of the number of shares so registered and the fees and expenses of any counsel, accountants, or other persons retained or employed by any Holder will be borne by such Holder.

SECTION 4.8  Indemnification.

SECTION 4.8.1  The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, each seller of Registrable Shares, and each of its employees, partners, officers, and directors and each Person who controls such seller (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (collectively, the “Seller Affiliates”) (A) against any and all losses, claims, damages (including settlement costs), liabilities, and expenses, joint or several (including, without limitation, reasonable attorneys’ fees and disbursements except as limited by Section 4.8.3), (collectively, “Losses”) to which any of the foregoing Persons may become subject, under the Securities Act, Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) are based upon, arise out of, relate to or result from any of the following:  (i) any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto, or (ii) any omission or alleged omission of a material fact required to be stated in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto, or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act, Exchange Act or any state securities or blue sky laws (or any rule or regulation promulgated under the Securities Act, Exchanges Act or any state securities or blue sky laws) and relating to action or inaction required of the Company (but excluding any action or inaction of any seller or any Seller Affiliates) in connection with such registration or qualification under such state securities or blue sky laws; (B) against any and all Losses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement, omission or alleged untrue statement or omission, or violation; and (C) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission, alleged untrue statement or omission, or such violation, to the extent that any such expense or cost is not paid under subparagraph (A) or (B) above; except in each case insofar as any such statements are made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller or any Seller Affiliate for use therein. The reimbursements required by this Section 4.8.1 will be made by periodic payments during the course of the investigation or defense, as and when expenses are incurred.

SECTION 4.8.2  In connection with any registration statement in which a seller of Registrable Shares is participating, each such seller will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such seller will indemnify the Company and each of its employees, partners, officers and directors and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any and all Losses insofar as such Losses (or actions in respect thereof) are based upon, arise out of, relate to or result from any of the following:  (A) any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, or any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing by such seller or any of its Seller Affiliates specifically for inclusion in the registration statement; (B) against any and all Losses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement, omission or alleged untrue statement or omission, or violation; and (C) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission, alleged untrue statement or omission, or such violation, to the extent that any such expense or cost is not paid under subparagraph (A) or (B) above; provided, however, that the obligation to indemnify will, subject to Section 6.6, be several, not joint and several, among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares will be in proportion and limited to the net proceeds received by such seller from the sale of Registrable Shares pursuant to such registration statement; provided, further, that such seller of Registrable Shares shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such seller has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

SECTION 4.8.3  Any Person entitled to indemnification hereunder will (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person unless such failure to give notice prejudices in any material respect the indemnifying party) and (B) unless a conflict of interest between such indemnified and indemnifying parties exists with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (X) the indemnifying party has agreed to pay such fees or expenses, or (Y) the indemnifying party shall have failed to notify the indemnified party that it was assuming the defense of such claim within thirty (30) days after receipt of the notice from the indemnified party. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (1) such settlement or compromise contains a full and unconditional release of the indemnified party or (2) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

SECTION 4.8.4  Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 4.8.1 or Section 4.8.2 are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) (a) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (a) above but also the relative benefits of the of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.8.4 were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 4.8.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 4.8.3, defending any such action or claim. Notwithstanding the provisions of this Section 4.8.4, no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Registrable Shares exceeds the amount of damages which such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 4.8.4 to contribute shall be several in proportion to the amount of Registrable Shares registered by them and not joint.

If indemnification is available under this Section 4.8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 4.8.1 and Section 4.8.2 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 4.8.4 subject, in the case of the Holders, to the limited dollar amounts set forth in Section 4.8.2.

SECTION 4.8.5  The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.

SECTION 4.9  Reports; Rule 144 and Form S-3. With a view to making available to the Holders the benefits of SEC Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company will use commercially reasonable efforts to:

(i)            file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, will, upon the request of the Holders, make publicly available other information) and will take such further action as the Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such rule may be amended from time to time or (B) any similar rule or regulation hereafter adopted by the SEC;

(ii)           take such action as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(iii)          upon the request of any Holder, deliver to such parties a written statement as to whether it has complied with such requirements or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3;

(iv)          at its expense, forthwith upon the request of any such Holder, deliver to such Holder (A) a certificate, signed by the Company’s principal financial officer, stating (1) the Company’s name, address and telephone number (including area code), (2) the Company’s Internal Revenue Service identification number, (3) the Company’s SEC file number, (4) the number of shares of each class of capital stock outstanding as shown by the most recent report or statement published by the Company, and (5) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder; and (B) such other information that may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities, without registration or pursuant to Form S-3.

SECTION 4.10  Preservation of Rights. The Company will not (i) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder or (ii) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the Holders in this Agreement.

ARTICLE 5
TERMINATION

SECTION 5.1  Termination. The Holders may exercise the registration rights granted hereunder in such manner and proportions as they shall agree among themselves. The registration rights hereunder shall cease to apply to any particular Registrable Share when: (a) a registration statement with respect to the sale of such shares of Common Stock shall have become effective under the Securities Act and such shares of Common Stock shall have been disposed of in accordance with such registration statement; (b) such shares of Common Stock shall have been sold to the public pursuant to Rule 144 under the Securities Act (or any successor provision); (c) such shares of Common Stock shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force; or (d) such shares shall have ceased to be outstanding. In addition, the registration rights hereunder shall cease to apply to any particular Holder if the total number of Registrable Shares held by such Holder is such that they could be sold in their entirety in a single three-month period or without reference to any time period pursuant to Rule 144 under the Securities Act (or any successor provision). The Company shall promptly upon the request of any Holder furnish to such Holder evidence of the number of Registrable Shares then outstanding.

ARTICLE 6
MISCELLANEOUS

SECTION 6.1  Standstill Agreement. SGASH agrees that, until the earlier of the date that is thirty (30) months following the date of the closing of the IPO or the date on which it holds less than five percent (5%) of the outstanding Common Stock of Cowen Inc., neither SGASH nor any of its Affiliates will in any manner, directly or indirectly, unless the same shall have been specifically invited in writing by the Company:

(a)           effect, or seek, offer or propose (whether publicly or otherwise) to effect, cause or participate in (other than by voting or tendering its shares of Common Stock), or in any way assist any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in (other than by voting or tendering its shares of Common Stock), (i) any acquisition of any securities (or beneficial ownership thereof) of the Company or any Cowen Subsidiary, (ii) any tender or exchange offer, merger or other business combination involving the Company or any Cowen Subsidiary, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any Cowen Subsidiary, or (iv) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company;

(b)           form, join or in any way participate in (other than by voting or tendering its shares of Common Stock) a “group” (as defined under the Exchange Act) that proposes to do any of the foregoing with respect the Company;

(c)           otherwise act, alone or in concert with others, to seek to control the Board of Directors or the Company (other than as contemplated by Section 2.1); or

(d)           initiate any discussions or enter into any arrangements with any third party with respect to any of the foregoing; provided, however, that nothing in this Section 6.1 shall limit ordinary course activities of SGASH or its wholly-owned Subsidiaries that do not have the effect or intent of circumventing the foregoing.

SECTION 6.2  Notices. All notices or other communications under this Agreement (except as otherwise provided therein) must be in writing and shall be deemed to be duly given: (a) when delivered in person; (b) upon transmission via confirmed facsimile transmission, provided that such transmission is followed by delivery of a physical copy thereof in person, via

U.S. first class mail, or via a private express mail courier; or (c) two days after deposit with a private express mail courier, in any such case addressed as follows:

If to SGASH:

Société Générale

1221 Avenue of the Americas
New York, New York 10020
Attn:  General Counsel, SG Americas

Facsimile:  (212) 278-7432

With a copy to:

Mayer, Brown, Rowe & Maw LLP
1675 Broadway
New York, New York  10019
Attn:  James B. Carlson
Facsimile:  (212) 262-1910

If to Cowen Inc.:

Cowen Group, Inc.
1221 Avenue of the Americas
New York, New York 10020
Attn:  General Counsel
Facsimile:  (646) 562-1861

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY  10036-6522
Attn:       Lou R. Kling
                Thomas W. Greenberg
Facsimile: (212) 735-2000

If to any other Holder, the address indicated for such Holder in the Company’s stock transfer records with copies, so long as SGASH owns any Registrable Shares, to SGASH as provided above.

Any party hereto may, by notice to the other party, change the address to which such notices are to be given.

SECTION 6.3  Entire Agreement; No Third Party Beneficiaries. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the parties other than those set forth or referred to herein or in the Separation Agreement. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of the Separation Agreement, the provisions of this Agreement shall control. This Agreement is not intended to confer any rights or remedies hereunder upon any person other than the parties hereto.

SECTION 6.4  Authority. Each of the parties hereto represents to the other that (i) it has the corporate power and authority to execute, deliver and perform this Agreement, (ii) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action and no such further action is required, (iii) it has duly and validly executed and delivered this Agreement, and (iv) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

SECTION 6.5  Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, irrespective of the choice of laws principles of the State of New York, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

SECTION 6.6  Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and benefit the Company, each Holder, and their respective successors and assigns. SGASH may assign any and all of its rights under this Agreement to any Affiliate of SGASH who agrees in writing (in form and substance reasonably satisfactory to the Company) to be subject to and bound by all the terms and conditions of this Agreement; provided, however, that all such Affiliates must designate a single Affiliate of SG (and such Affiliate must agree to act) as their representative for purposes of any communication vis-à-vis the Company relating to the exercise any of their rights and the receipt of any notices hereunder. Any Holder may assign any and all of its rights under this Agreement (excluding Sections 2.1, 2.4, 2.5 and 2.6) to any direct or indirect transferee of such Holder’s Common Stock who agrees in writing (in form and substance reasonably satisfactory to the Company) to be subject to and bound by all the terms and conditions of this Agreement.

SECTION 6.7  Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party to this Agreement. Upon such determination, the parties to this Agreement shall negotiate in good faith in an effort to agree upon a suitable and equitable provision to effect the original intent of the parties hereto.

SECTION 6.8  Remedies. Any dispute, controversy or claim arising out of, or relating to, the transactions contemplated by this Agreement, or the validity, interpretation, breach or termination of any provision of this Agreement shall be resolved in accordance with Article VI of the Separation Agreement.

SECTION 6.9  Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in a writing signed by the party against whom the existence of such waiver is asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement. No failure by either party to take any action or assert any right or privilege hereunder shall be deemed to be a waiver of such right or privilege in the event of the continuation or repetition of the circumstances giving rise to such right unless expressly waived in writing by the party against whom the existence of such waiver is asserted.

SECTION 6.10  Amendment. No provision of this Agreement shall be deemed amended, supplemented or modified in any respect except by a written agreement signed by the Company, SGASH (so long as SGASH owns any Common Stock) and the Holders of a majority of the then outstanding Registrable Shares.

SECTION 6.11  Interpretation. Words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other genders as the context requires. The terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, Section, Exhibit and Schedule references are to the Articles, Sections, Exhibits, and Schedules to this Agreement unless otherwise specified. Unless otherwise stated, all references to any agreement shall be deemed to include the exhibits, schedules and annexes to such agreement. The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified. The word “or” shall not be exclusive. Unless otherwise specified in a particular case, the word “days” refers to calendar days. References herein to this Agreement shall be deemed to refer to this Agreement as of the date hereof and as it may be amended hereafter, unless otherwise specified. References to the performance, discharge or fulfillment of any liability in accordance with its terms shall have meaning only to the extent such liability has terms; if the liability does not have terms, the reference shall mean performance, discharge or fulfillment of such liability.

SECTION 6.12  Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 6.13  Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of any such Agreement.

SECTION 6.14  Mutual Drafting. This Agreement shall be deemed to be the joint work product of the parties hereto and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

COWEN GROUP, INC.

By:
Name:
Title:

SG AMERICAS SECURITIES HOLDINGS, INC.

By:
Name:
Title: